EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT Visualant, Inc.: Lynn Felsinger 206 903 1351 - Lynn@visualant.net Investor Relations Paul DeRiso Core Consulting Group 925-465-6088 paul@coreconsultingroup.com

Visualant Announces First License of Spectral Pattern Matching Technology;
Environmental Applications Subject of License with Javelin LLC

Seattle, WA. – January 5, 2011, Visualant, Inc. (OTCBB: VSUL), a pioneer provider of industry-leading color based identification and diagnostic solutions, is pleased to announce it has entered into a license agreement with Seattle based Javelin LLC (“Javelin”) for development of environmental diagnostic applications of its Spectral Pattern Matching (“SPM”) technology.

Visualant’s primary focus with its SPM technology and its TransTech Systems, Inc. subsidiary is the multi-billion dollar security and authentication marketplace.  SPM technology has broad applicability to a number of fields of use outside the security and authentication marketplace including medical, agricultural and environmental diagnostics.  Today’s announcement is the first license agreement for the SPM technology.  It marks a significant milestone in the Company’s growth.  The first public demonstration of the Company’s SPM technology occurred in October of 2010.  This license is what the Company hopes will be the first of many such agreements.  The license, which is exclusive for environmental applications, provides for certain minimum payments and market-rate royalties.

The Visualant SPM technology, with its ability to map color at the photon level both within the humanly visible spectrum as well as in the near infra-red and near ultra-violet, can be used as a diagnostic tool for a host of environmental applications.  These include determining the presence of foreign substances such as oil in water and determining water quality among many others.

Javelin LLC Co-founder, Peter Purdy, stated, “I have worked in the optical solutions field for over twenty years.  With The Visualant SPM technology we can differentiate our product for testing at the molecular level due to its very low cost.  It is a transformative technology with a broad array of potential applications.”  Mathew Creedican Javelin Co-founder agrees and mentioned “We   have been aggressive in pursuing Visualant’s technologies for our testing applications and the extreme competitive advantage SPM brings in size, cost and durability.  We are excited about a number of the current environmental applications we currently are working with as well as future iterations of the technology.”

About the Javelin license agreement Visualant CEO Ron Erickson said, “While we remain focused on our work in the security and authentication marketplace, we have been resolute in our belief the Visualant SPM technology has extensive applications in many fields of use.  We look forward to working with Javelin to solve some big problems in environment diagnostics.  Over time, we expect to secure additional licensing opportunities for the SPM technology in medical, agricultural diagnostics and in other fields of use.”

About Visualant, Inc.

Visualant, Inc. (OTCBB:VSUL and www.visualant.net) develops low-cost, high speed, light-based security and quality control solutions for use in homeland security, anti-counterfeiting, forgery/fraud prevention, brand protection and process control applications.  Our patent-pending technology uses controlled illumination with specific bands of light, to establish a unique spectral signature for both individual and classes of items.  When matched against existing databases, these spectral signatures allow precise identification and authentication of any item or substance.  This breakthrough optical sensing and data capture technology is called Spectral Pattern Matching (“SPM”).  SPM technology can be miniaturized and is easily integrated into a variety of hand-held or fixed mount configurations, and can be combined in the same package as a bar-code or biometric scanner.

Through its wholly owned subsidiary, TransTech Systems, Inc., the Company provides security and authentication solutions to security and law enforcement markets throughout the United States.

About Javelin LLC
Javelin LLC   is a developer of industry-leading technology solutions. Principals of Javelin LLC have invented and commercialized numerous new technologies involving augmented reality, Doppler speed sensors and head mounted display systems for consumer, industrial and military application. Contact Javelin today for further information on its technology solutions, by visiting www.info@Javelinenvironmental.com or calling 1-813-468-9857 East coast or 206-660-4228 West coast.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of Visualant, Inc..  Specifically, we are exposed to various risks related to our need for additional financing to support our technology development, the sale of a significant number of our shares of common stock could depress the price of our common stock, acquiring or investing in new businesses and ongoing operations, we may incur losses in the future and the market price of our common stock may be volatile,.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.